                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                               (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

                                          [_] Confidential, for Use of the
[_] Preliminary Proxy Statement               Commission Only (as Permitted by
                                              Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                         RATIONAL SOFTWARE CORPORATION
               (Name of Registrant as Specified In Its Charter)


                                      N/A
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1)  Title of each class of securities to which transaction applies:

  (2)  Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  (4)  Proposed maximum aggregate value of transaction:

  (5)  Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1)  Amount Previously Paid:

  (2)  Form, Schedule or Registration Statement No.:

  (3)  Filing Party:

  (4)  Date Filed:

Notes:

                         RATIONAL SOFTWARE CORPORATION

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD AUGUST 26, 1999

TO THE STOCKHOLDERS:

  The Annual Meeting of Stockholders of Rational Software Corporation (the "Company") will be held at the principal offices of the Company at 18880 Homestead Road, Cupertino, CA 95014, on August 26, 1999 at 11:00 a.m. local time, for the following purposes:

  1. To elect two Class I members of the Board of Directors (Proposal 1);

  2. To approve an amendment to the 1997 Stock Option Plan reserving an additional 6,000,000 shares of the Company's authorized but unissued Common Stock for issuance thereunder (Proposal 2);

  3. To approve an amendment to the 1997 Stock Option Plan providing that up to 12,000,000 shares of Common Stock repurchased by the Company in the open market pursuant to the Company's stock repurchase program be reserved for issuance under the 1997 Stock Option Plan (Proposal 3);

  4. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors to examine the financial statements of the Company for the fiscal year ending March 31, 2000 (Proposal 4); and

  5. To transact such other business as may properly come before the meeting or any adjournment thereof.

  Only holders of record of the Company's Common Stock at the close of business on June 30, 1999, the record date fixed by the Company's Board of Directors, are entitled to notice of and to vote at the Annual Meeting.

                                          By Order of the Board of Directors,

                                          Timothy A. Brennan
                                          Secretary

Cupertino, California
July 23, 1999


 IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE. YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED. STOCKHOLDERS WHO HOLD THEIR SHARES IN "STREET NAME" MAY VOTE VIA THE INTERNET OR TELEPHONE BY FOLLOWING INSTRUCTIONS ON THE VOTING FORM RECEIVED FROM THEIR BROKER OR BANK.

                         RATIONAL SOFTWARE CORPORATION

                               ----------------

                                PROXY STATEMENT

                               ----------------

                    FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD AUGUST 26, 1999

                            INFORMATION CONCERNING
               SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

  This Proxy Statement is furnished to stockholders in connection with the solicitation by the Board of Directors of Rational Software Corporation ("Rational" or the "Company") of proxies in the accompanying form for use at the Annual Meeting of Stockholders of the Company to be held at the principal offices of the Company at 18880 Homestead Road, Cupertino, CA 95014, at 11:00 a.m. on Thursday, August 26, 1999, and at any adjournment thereof. If a proxy in the accompanying form is duly executed and returned, the shares represented thereby will be voted at the Annual Meeting and, where a choice is specified, will be voted in accordance with the specification made. Any stockholder who gives a proxy may revoke it at any time before it is exercised by giving a later proxy, by attending the meeting and voting in person, or by giving written notice of revocation to the Company's Secretary. These proxy materials are first being provided to stockholders on or about July 23, 1999.

  The Annual Meeting has been called for the following purposes: (1) to elect two Class I members of the Board of Directors; (2) to approve an amendment to the 1997 Stock Option Plan reserving an additional 6,000,000 shares of the Company's authorized but unissued Common Stock for issuance thereunder; (3) to approve an amendment to the 1997 Stock Option Plan providing that up to 12,000,000 shares of the Company's Common Stock repurchased by the Company in the open market pursuant to the Company's stock repurchase program be reserved for issuance under the 1997 Stock Option Plan; (4) to ratify the appointment of Ernst & Young LLP as the Company's independent auditors to examine the financial statements of the Company for fiscal year ending March 31, 2000; and
(5) to transact such other business as may properly come before the meeting or any adjournment thereof. Only holders of record of the Company's Common Stock at the close of business on June 30, 1999, the record date fixed by the Company's Board of Directors (the "Record Date"), are entitled to notice of and to vote at the Annual Meeting.

  If the enclosed form of proxy is properly executed and returned to the Company in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked therein. Executed but unmarked proxies will be voted FOR the election of the Company's two nominees to the Board of Directors and FOR each of the other proposals.

  The Company's capital stock currently consists of a single class of Common Stock, par value $0.01 per share, of which 87,029,872 shares were outstanding at the close of business on the Record Date. This number does not include 8,128,234 shares repurchased by the Company prior to the Record Date under the Company's stock repurchase program, which, pursuant to Delaware law, are not entitled to vote nor be counted for quorum purposes. Stockholders of record at the close of business on the Record Date have the right to receive notice of and to vote at the Annual Meeting. For each share held, a stockholder is entitled to one vote on each matter to be considered and acted upon at the Annual Meeting. There are no cumulative voting rights in the election of directors.

  The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Stockholders' votes will be tabulated by persons appointed by the Board of Directors to act as inspectors of election for the Annual Meeting. While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions in the counting of votes, the Company believes that abstentions should be counted for purposes of determining both
(i) the presence or absence of a quorum for the transaction of business and
(ii) the total number of shares present and entitled to vote with respect to the particular proposal on which the stockholder has abstained. In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes may be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of shares present and entitled to vote with respect to the particular proposal on which the broker has expressly not voted.

  A copy of the Company's Annual Report on Form 10-K, without exhibits thereto, for the fiscal year ended March 31, 1999, as filed with the Securities and Exchange Commission (the "SEC") accompanies copies of this Proxy Statement mailed to stockholders. Stockholders may obtain, for the cost of copying, a copy of any exhibits thereto by writing: Rational Software Corporation, 18880 Homestead Road, Cupertino, CA 95014, Attention: Investor Relations.

                     BENEFICIAL OWNERSHIP OF COMMON STOCK

  Under the proxy rules of the SEC, a person who directly or indirectly has or shares voting power or investment power with respect to a security is considered a beneficial owner of the security. Voting power is the power to vote or direct the voting of shares, and investment power is the power to dispose of or direct the disposition of shares. Shares as to which voting power or investment power may be acquired within 60 days are also considered as beneficially owned under the proxy rules.

  The following table sets forth certain information as of the Record Date, regarding beneficial ownership of the Company's Common Stock by (i) each person who is known to the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each director and each nominee for election as a director of the Company, (iii) each executive officer named in the Summary Compensation Table set forth in this Proxy Statement, and (iv) all current directors and current executive officers of the Company as a group. The information on beneficial ownership in the table and the footnotes thereto is based upon the Company's records and, in the case of holders of more than 5% of the Company's stock, the most recent Schedule 13D or 13G filed by each such person or entity and information supplied to the Company by such person or entity. Unless otherwise indicated, each person has sole voting power and sole investment power with respect to the shares shown.

                                              Number of Shares
  Directors, Officers and 5% Stockholders    Beneficially Owned Percent Owned(1)
  ---------------------------------------    ------------------ ----------------
Kopp Investment Advisors Inc.(2)
 7701 France Ave. South, Suite 500, Edina
 MN 55435..................................      6,792,743            7.81
Wellington Management Company, LLP(3)
 75 State Street, Boston MA 02109..........      6,293,905            7.23
VGH Partners, LLC (4)
 260 Franklin St., Boston MA 02110.........      5,063,000            5.82
The Prudential Insurance Company of
 America(5)
 Prudential Plaza, 751 Broad St. Newark NJ
 07102-3777................................      4,658,409            5.35
Paul D. Levy(6)............................      1,364,998            1.54
Michael T. Devlin(7).......................      1,407,933            1.59
Robert H. Dickerson(8).....................        516,160             *
David H. Bernstein(9)......................        393,122             *
John R. Lovitt(10).........................        444,488             *
James S. Campbell(11)......................         79,839             *
Daniel H. Case III(12).....................        381,963             *
Leslie G. Denend(13).......................         93,332             *
John E. Montague(14).......................        102,600             *
Allison R. Schleicher(15)..................        136,332             *
All current Directors and current Executive
 Officers as a group (16 persons)(16)......      6,258,746            5.92

--------
  *  Represents less than one percent of the outstanding shares of Common
     Stock.

 (1) The percent owned is calculated based on a total of 87,029,872 shares of Common Stock outstanding. This number does not include 8,128,234 shares repurchased by the Company prior to the Record Date under the Company's stock repurchase program, which, pursuant to Delaware law, are not entitled to vote nor be counted for quorum purposes.

 (2) Includes all shares held by Kopp Investment Advisors, Inc., and affiliated persons as reported on Form 13-G/A filed February 3, 1999.

 (3) Includes all shares held by Wellington Management Company, LLP and affiliated persons as reported on Form 13-G/A filed February 10, 1999.

 (4) Includes all shares held by VGH Partners, LLC and affiliated persons as reported on Form 13-G filed May 18, 1999.

 (5) Includes all shares held by The Prudential Insurance Company of America and affiliated persons as reported on Form 13-G/A filed January 27, 1999.

 (6) Includes 1,352,000 shares purchasable within 60 days of the Record Date pursuant to outstanding options, 462,936 of which are subject to vested options and 889,064 of which are subject to unvested options.

 (7) Includes 1,403,211 shares purchasable within 60 days of the Record Date pursuant to outstanding options, 514,147 of which are subject to vested options and 889,064 of which are subject to unvested options.

 (8) Includes 473,000 shares purchasable within 60 days of the Record Date pursuant to outstanding options, 259,457 of which are subject to vested options and 213,543 of which are subject to unvested options.

 (9) Includes 388,800 shares purchasable within 60 days of the Record Date pursuant to outstanding options, 131,714 of which are subject to vested options and 257,086 of which are subject to unvested options.

(10) Includes 396,332 shares purchasable within 60 days of the Record Date pursuant to outstanding options, 237,371 of which are subject to vested options and 158,961 of which are subject to unvested options.

(11) Includes 67,666 shares purchasable within 60 days of the Record Date pursuant to outstanding options, 37,916 of which are subject to vested options and 29,750 of which are subject to unvested options.

(12) Includes 71,834 shares purchasable within 60 days of the Record Date pursuant to outstanding options, 42,084 of which are subject to vested options and 29,750 of which are subject to unvested options. Includes 123,460 shares registered in the name of Hambrecht & Quist LLC, of which Mr. Case is the Chairman and Chief Executive Officer. Mr. Case disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Also includes 93,800 shares held directly or indirectly by members of Mr. Case's family as to which Mr. Case exercises sole or shared investment control but disclaims beneficial ownership.

(13) Includes 64,332 shares purchasable within 60 days of the Record Date pursuant to outstanding options, 34,582 of which are subject to vested options and 29,750 of which are subject to unvested options.

(14) Includes 102,000 shares purchasable within 60 days of the Record Date pursuant to outstanding options, 59,500 of which are subject to vested options and 42,500 of which are subject to unvested options.

(15) Includes 108,332 shares purchasable within 60 days of the Record Date pursuant to outstanding options, 78,582 of which are subject to vested options and 29,750 of which are subject to unvested options.

(16) Includes 5,664,863 shares purchasable within 60 days of the Record Date pursuant to outstanding options, 2,264,531 of which are subject to vested options and 3,400,332 of which are subject to unvested options.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

  The Company's bylaws provide for a Board of seven directors. The Company's Certificate of Incorporation provides that the Board of Directors be divided into three classes as nearly equal in number as possible. The term of the Class I directors expires in 1999, the term of the Class II directors expires in 2000, and the term of the Class III directors expires in 2001. The two Class I directors who were serving as directors at the end of fiscal year 1999 are nominated for re-election. Directors elected at the Annual Meeting will hold office for a three-year term expiring in 2002 or until their successors are elected and qualified. The other directors will continue in office for the remainder of their terms as indicated below. Unless authority so to vote is withheld, proxies received pursuant to this solicitation will be voted for the election of the two nominees named below. If any of the nominees should for any reason not be available for election, proxies will be voted for the election of the remaining nominees and such substitute nominees as may be designated by the Board of Directors.

Nominees for Election at the Annual Meeting

  Michael T. Devlin, age 44, co-founded the Company in 1981, has been a director since the inception of the Company, and is currently Chief Executive Officer. From September 1996 to April 1999, Mr. Devlin served as President of the Company. Prior to September 1996, Mr. Devlin served as Chairman of the Board of the Company.

  Leslie G. Denend, age 58, has been a director of the Company since 1993. Since December 1997, he has served as a Director of Networks Associates, Inc., a supplier of products that protect, manage and monitor corporate networks. From December 1997 until May 1998, he served as President of Networks Associates, Inc. From 1993 until December 1997, he served as President and Chief Executive Officer of Network General Corporation, a supplier of local and wide area computer network communications management systems, which through a strategic business combination with McAfee Associates, Inc. in December 1997, formed Networks Associates, Inc. He currently serves as a director of Proxim, Inc. and Informix Software, Inc.

Directors Continuing in Office in the Class of 2000

  Paul D. Levy, age 43, co-founded the Company in 1981, has been a director since the inception of the Company, and is currently Chairman of the Board. From September 1996 to April 1999, Mr. Levy served as Chairman of the Board and Chief Executive Officer. Prior to September 1996, Mr. Levy served as President and Chief Executive Officer of the Company. Mr. Levy is a director of Genesys Telecommunications Laboratories, Inc. Mr. Levy is the son-in-law of Mr. James Campbell, a director of the Company.

  Daniel H. Case III, age 41, has been a director of the Company since 1993. Since January 1998, he has been Chairman and Chief Executive Officer of Hambrecht & Quist Group, an investment banking firm. From October 1994 to December 1997, he served as President and Chief Executive Officer of Hambrecht & Quist Group. From 1992 to 1994 he served as President and Co-Chief Executive Officer of Hambrecht & Quist Group. Previously he held various positions with Hambrecht & Quist Group. He is also a director of Electronics Arts, Inc. and AMB Property Corporation.

  John E. Montague, age 45, has been a director of the Company since 1994. Since September 1998, he has been Vice President and Chief Financial Officer of Lockheed Martin Global Telecommunications. From March 1995 to September 1998, he served as Vice President, Financial Strategies at Lockheed Martin Corporation, a diversified manufacturer of aerospace products. Previously, he was Vice President, Corporate Development and Investor Relations at Martin Marietta Corporation. He is a director of L-3 Communications Corporation.

Directors Continuing in Office in the Class of 2001

  James S. Campbell, age 72, has been a director of the Company since 1990. Mr. Campbell is a retired Corporate Vice President of Xerox Corporation. He is a Director of Applied Voice Technology, Inc. Mr. Campbell is the father-in-law of Paul Levy, the Company's Chairman of the Board.

  Allison R. Schleicher, age 55, has been a director of the Company since 1990. From 1967 to 1999 he has been with IBM Corporation in various executive and management positions. Most recently, he has served as Vice President, Finance & Planning, Sales and Distribution Group. In 1997, he served as Vice President, Finance & Planning, Personal Systems Technology Group. From 1994 to 1997, he served as Vice President, Finance of IBM Credit Corporation.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINATED DIRECTORS.

  Because the two nominees who receive the greatest number of votes will be elected to serve as Class I directors, abstentions and broker non-votes will have no effect on the outcome of the election of directors.

Board Meetings and Committees

  The Company's Board of Directors held four regular meetings (and took two actions by unanimous written consent) during fiscal year 1999. Each incumbent director attended at least 75% of the meetings held during the part of fiscal year 1999 during which he was a director, in the aggregate, by the Board and each committee of the Board of which he was a member. The Company's Board of Directors has a Compensation Committee and Audit Committee. The Company does not have a Nominating Committee.

  The Compensation Committee (consisting of Messrs. Denend and Schleicher) reviews and recommends to the Board action with respect to compensation of and benefits granted to officers and other key employees of the Company and administers the Company's several stock option plans and stock purchase plan. The Compensation Committee held meetings during fiscal year 1999.

  The Audit Committee (consisting of Messrs. Case and Montague) nominates the Company's independent auditors, reviews with the Company's independent auditors matters relating to the scope and plan of the audit, the adequacy of internal controls, and the preparation of the Company's financial statements, reports and makes recommendations to the Board with respect thereto, and reviews related party transactions for conflicts of interest. The Audit Committee held one meeting during fiscal year 1999.

Board Member Compensation

  The Company pays directors' fees only to directors who are not employees of the Company. During fiscal 1999, non-employee directors were compensated at a rate of $1,250.00 per Board meeting attended, with no additional fee being payable for attendance at committee meetings. Directors are also reimbursed reasonable out-of-pocket expenses in connection with attending meetings. Directors who are not employees of the Company participate in the Directors' Stock Option Plan.

Compensation Committee Interlocks and Insider Participation

  The Compensation Committee during the 1999 fiscal year consisted of Messrs. Denend and Schleicher, neither of whom is or has been an officer or employee of the Company. No interlocking relationship exists between the Company's Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company.

                                  PROPOSAL 2

   AMENDMENT TO THE 1997 STOCK OPTION PLAN RESERVING AN ADDITIONAL 6,000,000
         SHARES OF THE COMPANY'S AUTHORIZED BUT UNISSUED COMMON STOCK

  The stockholders are being asked to approve an amendment to the 1997 Stock Option Plan (the "1997 Plan") reserving an additional 6,000,000 shares of the Company's authorized but unissued Common Stock for issuance thereunder. The Board of Directors believes that this amendment to the 1997 Plan is important to the continued functioning of the 1997 Plan, which has proved an effective means of motivating and encouraging the continued employment of the employees of Rational and its subsidiaries. In the past several years the labor markets in which the Company operates have become more intensely competitive, and recruiting and retaining the highly skilled employees the Company needs has become increasingly difficult. As a result, the Board believes that the proposed increase is necessary to allow grants of new options to existing employees whose present options are becoming fully vested, and to recruit new employees or increase existing employees' equity stakes in the Company. For a description of the 1997 Plan, see "Description of the 1997 Plan," elsewhere in this Proxy Statement. This proposed increase in the number of shares of Common Stock reserved for issuance under the 1997 Plan is in addition to the increase proposed in Proposal 3 of this Proxy Statement.

  As of the Record Date, June 30, 1999, and without giving effect to this Proposal 2 or Proposal 3, 10,290,000 shares have been reserved for issuance under the 1997 Plan, of which 935,457 have been issued pursuant to option exercises, 9,239,894 are subject to outstanding options and 109,649 are available for grant. As of the Record Date, of the shares issued pursuant to option exercises, 14,911 are subject to a lapsing right of repurchase in favor of the Company as of the Record Date. Proposal 2 was adopted by the Board of Directors on June 18, 1999, subject to stockholder approval. As of the Record Date, there were approximately 2,230 employees of Rational and its subsidiaries who are eligible to participate in the 1997 Plan. As of the Record Date, under the Company's other option plans 6,316,429 shares are subject to outstanding but unexercised options, and there are no shares that are outstanding but subject to a lapsing right of repurchase in favor of the Company pursuant to exercised unvested options. Pursuant to the terms of the 1997 Plan, as of the Record Date an aggregate of 1,667,665 shares either subject to outstanding options or issued but subject to a lapsing right of repurchase under the 1994 Stock Option Plan could be rolled over to the 1997 Plan if the outstanding options under the 1994 Stock Option Plan expire, terminate unexercised, or are otherwise returned to the Company or if the outstanding shares are repurchased by the Company.

VOTE REQUIRED

  While all Directors are eligible for option grants under the terms of the 1997 Plan, the Company has adopted the policy of granting non-employee Directors options only out of the Directors' Stock Option Plan. However, Directors who are employees of the Company may benefit from adoption of this amendment, and to that extent may have a conflict of interest in recommending the amendment. Because approval of this proposal requires the affirmative vote of the majority of shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal, abstentions will have the same effect as a vote against the proposal, and broker non-votes will have no effect on the outcome of the proposal.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2.

                                  PROPOSAL 3

AMENDMENT TO THE 1997 STOCK OPTION PLAN PROVIDING FOR RESERVATION FOR ISSUANCE
  OF UP TO 12,000,000 SHARES OF COMMON STOCK REPURCHASED UNDER THE COMPANY'S
    STOCK REPURCHASE PROGRAM FOR ISSUANCE UNDER THE 1997 STOCK OPTION PLAN

  The stockholders are being asked to approve a second amendment to the 1997 Plan reserving for issuance under the 1997 Stock Option Plan, up to 12,000,000 shares of Common Stock repurchased under the Company's stock repurchase program (the "Repurchase Program"). The Board of Directors believes that this amendment to the 1997 Plan, like the amendment being proposed under Proposal 2, is important to the continued functioning of the 1997 Plan, which has proven an effective means of motivating and encouraging the continued employment of the employees of the Company and its subsidiaries. This proposed increase in the number of shares reserved for issuance under the 1997 Plan is in addition to the increase proposed in Proposal 2 of this Proxy Statement. For a description of the 1997 Plan, see "Description of the 1997 Plan," elsewhere in this Proxy Statement.

  The Repurchase Program authorizes the Company to repurchase up to 12,000,000 shares of its Common Stock in the open market from time to time. To date, the Company has repurchased 8,128,234 shares of Common Stock under the Repurchase Program. The adoption of this amendment would authorize the reservation for issuance under the 1997 Plan of the shares of Common Stock already repurchased, plus any additional shares repurchased in the future under the Repurchase Program, up to a total of 12,000,000 shares of Common Stock.

VOTE REQUIRED

  While all Directors are eligible for option grants under the terms of the 1997 Plan, the Company has adopted the policy of granting non-employee Directors options only out of the Directors' Stock Option Plan. However, Directors who are employees of the Company may benefit from adoption of this amendment, and to that extent may have a conflict of interest in recommending the amendment. Because approval of this proposal requires the affirmative vote of the majority of shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal, abstentions will have the same effect as a vote against the proposal, and broker non-votes will have no effect on the outcome of the proposal.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 3.

                                  PROPOSAL 4

                     RATIFICATION OF INDEPENDENT AUDITORS

  Action is to be taken at the Annual Meeting with respect to the ratification of independent auditors, who were nominated by the Audit Committee, to examine the financial statements of the Company for fiscal year 2000. Unless otherwise directed therein, proxies received pursuant to this solicitation will be voted for the ratification of Ernst & Young LLP, who served as the Company's auditors for fiscal year 2000. Although the ratification of independent auditors is not required to be submitted to a vote of the stockholders, the Board of Directors believes that such ratification is a matter on which the stockholders should express their opinion. If the stockholders do not ratify Ernst & Young LLP, the selection of independent auditors will be reconsidered by the Audit Committee of the Board of Directors. Ernst & Young LLP has advised the Company that no member of its firm has any direct or indirect material financial interest in the Company. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from the stockholders. Because approval of this proposal requires the affirmative vote of the majority of shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal, abstentions will have the same effect as a vote against the proposal, and broker non-votes will have no effect on the outcome of the proposal.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 4.

                                 OTHER MATTERS

  No business other than that set forth above is expected to come before the Annual Meeting or any adjournment thereof. Should other business properly come before the meeting or any adjournment thereof, the proxy holders will vote upon the same according to their discretion and best judgment.

Compliance with the Beneficial Ownership Reporting Requirements of Section 16(a) of the Securities Exchange Act of 1934, as Amended

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and the holders of 10% or more of the Company's Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of equity securities of the Company. David H. Bernstein filed a Form 5 in connection with an option grant late. Based solely upon a review of copies of reports of beneficial ownership provided to the Company by officers and directors and 10% stockholders of the Company, the Company believes that all reports required pursuant to Section 16(a) with respect to the 1998 fiscal year were timely filed.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

  The Securities and Exchange Commission requires the following table setting forth for the fiscal years ending March 31, 1999, 1998 and 1997, the cash compensation paid by the Company to the Chief Executive Officer and each of the four other most highly compensated executive officers during the last fiscal year.

                                    Annual
                                 Compensation     Long-Term
                              ------------------ Compensation
   Name and Principal                            Stock Option    All Other
        Position         Year Salary($) Bonus($)  Awarded(#)  Compensation($)
   ------------------    ---- --------- -------- ------------ ---------------
Paul D. Levy(1)......... 1999  385,000  196,700   1,000,000            348(2)
 Chairman of the Board   1998  354,170  250,000     500,000            348(2)
                         1997  325,000  180,000     725,000            348(2)

Michael T. Devlin(1).... 1999  385,000  196,700   1,000,000            348(2)
 Chief Executive Officer 1998  354,170  250,000     500,000            348(2)
                         1997  325,000  180,000     725,000            348(2)

Robert H. Dickerson..... 1999  335,000   95,700     190,000         57,117(2)(3)
 Senior Vice President   1998  270,000   40,625     200,000        162,504(2)(3)
 and General Manager,    1997  145,000   38,100     200,000            348(2)
 Products

David H. Bernstein...... 1999  335,000   95,700     290,000            348(2)
 Senior Vice President   1998  333,284  125,000     100,000      1,938,405(2)(4)
 and General Manager,    1997  275,000   78,000      90,000            348(2)
 Products

John R. Lovitt.......... 1999  300,000  215,523     240,000            348(2)
 Senior Vice President,  1998  295,176  150,000     100,000            348(2)
 Worldwide Field         1997  195,000  135,000      90,000          3,348(2)(5)
 Operations

--------
(1) Throughout fiscal year 1999, Mr. Levy was Chief Executive Officer and Mr. Devlin was President. Effective in April 1999, Mr. Devlin was named Chief Executive Officer.

(2) Includes $348 in premiums paid pursuant to a long-term disability plan through which the Company provides long-term disability income insurance for all its employees. In the event of an insured officer's disability, the officer may be eligible after three consecutive months of disability for a monthly benefit of 60% of his tax-free monthly earnings up to a $6,000 per month maximum.

(3) Includes $56,769 and $162,504 in fiscal 1999 and fiscal 1998 respectively paid to Mr. Dickerson in connection with his relocation to Seattle Washington to cover expenses incurred in connection with the relocation.

(4) Includes $1,938,057 paid to Mr. Bernstein in connection with his relocation to Boston, Massachusetts, consisting of a relocation bonus of $1,000,000, a payment of $800,000 sufficient to pay Mr. Bernstein's federal and state income taxes and a payment of $138,057 to cover expenses incurred in connection with the relocation. See Certain Transactions.

(5) Includes $3,000 earned by Mr. Lovitt as an award for ten years of service with the Company.

Option Grants in Last Fiscal Year

  The following table sets forth information with respect to each of the named executive officers of the Company concerning the grant of stock options during the last fiscal year and the potential realizable value at certain assumed annual rates of stock price appreciation.

  The total number of shares of Common Stock subject to options granted in fiscal year 1999 was 6,137,937 (does not include "repriced" options as new grants).



                             Individual Grants
                         ---------------------------                      Potential Realizable Value
                          Number of     Percent of                        at Assumed Annual Rates of
                          Shares of    Total Options                       Stock Price Appreciation
                         Common Stock   Granted to   Exercise                 For Option Term(1)
                          Underlying   Employees in    Price   Expiration ---------------------------
Name                     Options (#)    Fiscal Year  ($/Share)    Date       5% ($)        10% ($)
----                     ------------  ------------- --------- ---------- ------------- -------------
Paul D. Levy............   200,000(2)      3.36      $13.3750    8/28/06  $1,223,778.15 $3,088,579.90
                           300,000(2)      5.04      $13.3750    3/18/07  $1,995,728.81 $5,101,128.26
                           200,000(2)      3.36      $13.3750     1/2/07  $1,539,764.85 $4,036,308.62
                           300,000         5.04      $11.1250    8/31/08  $2,098,935.82 $5,319,115.46

Michael T. Devlin.......   200,000(2)      3.36      $13.3750    8/28/06  $1,223,778.15 $3,088,579.90
                           300,000(2)      5.04      $13.3750    3/18/07  $1,995,728.81 $5,101,128.26
                           200,000(2)      3.36      $13.3750     1/2/07  $1,539,764.85 $4,036,308.62
                           300,000         5.04      $11.1250    8/31/08  $2,098,935.82 $5,319,115.46

Robert H. Dickerson.....    90,000(2)      1.52      $13.3750   11/21/06  $  570,748.07 $1,448,071.12
                           100,000         1.68      $11.1250    8/31/08  $  699,645.28 $1,773,038.49

David H. Bernstein......    90,000(2)      1.51      $13.3750    8/27/06  $  692,894.18 $1,816,338.88
                           100,000(2)      1.68      $13.3750    9/25/07  $  769,882.42 $2,018,154.31
                           100,000         1.68      $11.1250    8/31/08  $  699,645.27 $1,773,038.49

John R. Lovitt..........    90,000(2)      1.51      $13.3750    8/28/06  $  550,700.17 $1,389,860.96
                           100,000(2)      1.68      $13.3750    9/25/07  $  717,033.88 $1,855,731.00
                            50,000         0.84      $11.1250    8/31/08  $  349,822.64 $  886,519.24

--------
(1) The Potential Realizable Value is calculated based on the fair market value of the Common Stock on the date of grant, which is equal to the exercise price of fiscal year 1999 granted options, assuming that the Common Stock appreciates in value from the date of grant until the end of the option term at the annual rate specified (5% and 10%). Potential Realizable Value is net of the option exercise price. The assumed rates of appreciation are specified in rules of the Securities and Exchange Commission, and do not represent the Company's estimate or projection of future Common Stock price. Actual gains, if any, resulting from stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions, as well as the option holder's continued employment through the exercise/vesting period. There can be no assurance that the amounts reflected in this table will be achieved.

(2) Includes shares subject to options that were granted prior to fiscal year 1998 and repriced at $13.375 per share effective April 3, 1998.

           OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END VALUES

  The following table sets forth information with respect to each of the named executive officers of the Company concerning the exercise of stock options during the last fiscal year and the fiscal year 1999 year-end value of all unexercised options held by such individuals.

                                                     Number of Securities
                                                    Underlying Unexercised   Dollar Value of Unexercised,
                          Number of                     Options Held at      In-the-money Options Held at
                           Shares                      March 31, 1999(1)         March 31, 1999(1)(2)
                         Acquired on Dollar Value  ------------------------- ----------------------------
Name                      Exercise     Realized    Exercisable Unexercisable  Exercisable   Unexercisable
----                     ----------- ------------- ----------- ------------- -------------- -------------
Paul D. Levy............   125,000   $2,012,525.00  1,550,000         0      $43,477,249.98     $0.00
Michael T. Devlin.......   234,076   $4,256,755.09  1,440,924         0      $40,246,418.86     $0.00
Robert H. Dickerson.....    70,500   $1,896,407.50    513,000         0      $16,398,963.74     $0.00
David H. Bernstein......    31,200   $  956,280.00    338,800         0      $ 9,774,297.98     $0.00
John R. Lovitt..........    20,334   $  342,709.87    346,332         0      $10,373,132.99     $0.00

--------
(1) Includes unvested options which may be exercised subject to a lapsing right of repurchase in favor of the Company.

(2) Value based on market value of the Company's Common Stock at March 31, 1999 (the last business day of the fiscal year), minus the exercise price. The market value at March 31, 1999, was $26.81 per share.

                         DESCRIPTION OF THE 1997 PLAN

  General. The purpose of the 1997 Plan is to attract and retain the best available personnel for positions of substantial responsibility with Rational, to provide additional incentive to the employees and consultants of Rational and to promote the success of Rational's business. Options and stock purchase rights may be granted under the 1997 Plan. Options granted under the 1997 Plan may be either "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory stock options. As of the Record Date, the number of shares of Common Stock reserved for issuance under the 1997 Plan is 10,290,000. In addition, approval of Proposal 2 and Proposal 3 would increase the number of shares of Common Stock reserved for issuance under the 1997 Plan by 6,000,000 shares and 12,000,000 shares, respectively.

  Administration. The 1997 Plan may be administered by the Board of Directors or a committee of the Board (the "Administrator"), which Administrator shall, in the case of options intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, consist of two or more "outside directors" within the meaning of Section 162(m) of the Code. The Administrator has the power to determine the terms of the options or stock purchase rights granted, including the exercise price, the number of shares subject to each option or stock purchase right, the exercisability thereof, and the form of consideration payable upon such exercise. In addition, the Administrator has the authority to amend, suspend or terminate the 1997 Plan, provided that no such action may affect any shares of Common Stock previously issued and sold or any option previously granted under the 1997 Plan.

  Eligibility; Limitations. Nonstatutory stock options and stock purchase rights may be granted under the 1997 Plan to directors, employees and consultants of Rational and any parent or subsidiary of Rational, although Rational has adopted the policy of granting non-employee directors options only out of the Company's Directors stock option plan. Incentive stock options may be granted only to employees. The Administrator, in its discretion, selects the employees and consultants to whom options and stock purchase rights may be granted, the time or times at which such options and stock purchase rights shall be granted, and the number of shares subject to each such grant.

  Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of Rational. In order to preserve Rational's ability to deduct the compensation income associated with options and stock purchase rights granted to such persons, the 1997 Plan currently provides that no employee may be granted, in any fiscal year of Rational, options and stock purchase rights to purchase more than 1,000,000 shares of Common Stock (as appropriately adjusted for changes in the capitalization of Rational), except in the case of a new employee joining Rational, in which case such employee may be granted options for an additional 500,000 shares in connection with the start of employment.

  Terms and Conditions of Options. Each option is evidenced by a stock option agreement between Rational and the optionee, and is subject to the following additional terms and conditions:

    (a) Exercise Price. The Administrator determines the exercise price of options at the time the options are granted. The exercise price of an incentive stock option may not be less than 100% of the fair market value of the Common Stock on the date such option is granted; provided, however, the exercise price of an incentive stock option granted to a 10% stockholder may not be less than 110% of the fair market value of the Common Stock on the date such option is granted. The exercise price of a non-statutory stock option may not be less that 100% of the fair market value of the Common Stock on the date such option is granted if the option is intended to qualify as "performance-based compensation" under Section 162(m) of the Code. Otherwise, there is no restriction on the exercise price of non-statutory stock options. The fair market value of the Common Stock is generally determined with reference to the closing sale price for the Common Stock (or the closing bid if no sales were reported) on the last market trading day prior to the date the option is granted.

    (b) Exercise of Option; Form of Consideration. The Administrator determines when options become vested and may, in its discretion, accelerate the vesting of any outstanding option. Stock options granted under the 1997 Plan generally vest over four (4) years. Such options are exercisable prior to the time when they have vested, subject to a lapsing right of repurchase in favor of the Company. The means of payment for shares issued upon exercise of an option is specified in each option agreement. The 1997 Plan permits payment to be made by cash, check, promissory note, other shares of Common Stock of Rational (with some restrictions), cashless exercises, a reduction in the amount of any Company liability to the optionee, any other form of consideration permitted by applicable law, or any combination thereof.

    (c) Term of Option. The term of an incentive stock option may be no more than ten (10) years from the date of grant; provided that in the case of an incentive stock option granted to a 10% stockholder, the term of the option may be no more than five (5) years from the date of grant. No option may be exercised after the expiration of its term.

    (d) Termination of Employment. If an optionee's employment or consulting relationship terminates for any reason (other than death or disability), then all options held by the optionee under the 1997 Plan expire on the earlier of (i) the date set forth in his or her notice of grant or, in the absence thereof, three (3) months after the date of termination or (ii) the expiration date of such option. To the extent the option is exercisable at the time of such termination, the optionee may exercise all or part of his or her option at any time before termination.

    (e) Death or Disability. If an optionee's employment or consulting relationship terminates as a result of death or disability, then all options held by such optionee under the 1997 Plan expire on the earlier of
  (i) the date set forth in his or her notice of grant or, in the absence thereof, twelve (12) months from the date of such termination or (ii) the expiration date of such option. The optionee (or the optionee's estate or the person who acquires the right to exercise the option by bequest or inheritance), may exercise all or part of the option at any time before such expiration to the extent that the option was exercisable at the time of such termination.

    (f) Nontransferability of Options. Options granted under the 1997 Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee.

    (g) Other Provisions. The stock option agreement may contain other terms, provisions and conditions not inconsistent with the 1997 Plan as may be determined by the Administrator.

  Stock Purchase Rights. A stock purchase right gives the purchaser a period as determined by the Administrator from the date of grant to purchase Common Stock. A stock purchase right is accepted by the execution of a restricted stock purchase agreement between Rational and the purchaser, accompanied by the payment of the purchase price for the shares. Unless the Administrator determines otherwise, the restricted stock purchase agreement shall give Rational a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment or consulting relationship with Rational for any reason (including death and disability). The purchase price for any shares repurchased by Rational shall be the original price paid by the purchaser. The repurchase option lapses at a rate determined by the Administrator. A stock purchase right is nontransferable other than by will or the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the grantee thereof.

  Changes in Capitalization. In the event that the stock of Rational changes by reason of any stock split, reverse stock split, stock dividend, combination, reclassification or other similar change in the capital structure of Rational effected without the receipt of consideration, appropriate adjustments shall be made in the number and class of shares of stock subject to the 1997 Plan, the number and class of shares of stock subject to any option or stock purchase right outstanding under the 1997 Plan, and the exercise price of any such outstanding option or stock purchase right.

  In the event of a liquidation or dissolution, any unexercised options or stock purchase rights will terminate. The Administrator may, in its discretion provide that each optionee shall have the right to exercise all of the optionee's options and stock purchase rights, including those not otherwise exercisable, until the date ten (10) days prior to the consummation of the liquidation or dissolution, or that any rights of repurchase in Rational with respect to stock purchase rights shall lapse provided the proposed dissolution or liquidation takes place at the time and in the manner anticipated.

  In connection with any merger, consolidation, acquisition of assets or like occurrence involving Rational, each outstanding option or stock purchase right shall be assumed or an equivalent option or right substituted by the successor corporation. If the successor corporation refuses to assume the options and stock purchase rights or to substitute substantially equivalent options and stock purchase rights, the optionee shall have the vested right to exercise the option or stock purchase right as to all the optioned stock, including shares not otherwise vested. In such event, the Administrator shall notify the optionee that the option or stock purchase right is fully exercisable for fifteen (15) days from the date of such notice and that the option or stock purchase right terminates upon expiration of such period.

  Amendment and Termination of the 1997 Plan. The Board may amend, alter, suspend or terminate the 1997 Plan, or any part thereof, at any time and for any reason. However, Rational shall obtain stockholder approval for any amendment to the 1997 Plan to the extent necessary to comply with Rule 16b-3,
Section 162(m) and Section 422 of the Code, or any similar rule or statute. No such action by the Board or stockholders may alter or impair any option or stock purchase right previously granted under the 1997 Plan without the written consent of the optionee. Unless terminated earlier, the 1997 Plan shall terminate ten years from the date of its initial approval by the stockholders or the Board of Rational, whichever is earlier.

Federal Income Tax Consequences

  Incentive Stock Options. An optionee who is granted an incentive stock option does not recognize taxable income at the time the incentive stock option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the incentive stock option and one year after exercise of the incentive stock option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% stockholder of Rational. Rational is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

  Nonstatutory Stock Options. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee or former employee of Rational is subject to tax withholding by Rational. Rational is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

  Stock Purchase Rights. Stock purchase rights will generally be taxed in the same manner as nonstatutory stock options. However, restricted stock is generally purchased upon the exercise of a stock purchase right. At the time of purchase, restricted stock is subject to a "substantial risk of forfeiture" within the meaning of Section 83 of the Code. As a result, the purchaser will not recognize ordinary income at the time of purchase. Instead, the purchaser will recognize ordinary income on the dates when the stock ceases to be subject to a substantial risk of forfeiture. The stock will generally cease to be subject to a substantial risk of forfeiture when it is no longer subject to Rational's right to repurchase the stock upon the purchaser's termination of employment with Rational. At such times, the purchaser will recognize ordinary income measured as the difference between the purchase price and the fair market value of the stock on the date the stock is no longer subject to a substantial risk of forfeiture.

  The purchaser may accelerate his or her recognition of ordinary income, if any, to the date of purchase and begin the capital gain holding period by timely filing an election pursuant to Section 83(b) of the Code. In such event, the ordinary income recognized, if any, is measured as the difference between the purchase price and the fair market value of the stock on the date of purchase, and the capital gain holding period commences on such date. The ordinary income recognized by a purchaser who is an employee or former employee will be subject to tax withholding by Rational. Different rules may apply if the purchaser is also an officer, director, or 10% stockholder of Rational.

  THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON OPTIONEES, HOLDERS OF STOCK PURCHASE RIGHTS, AND RATIONAL WITH RESPECT TO THE GRANT AND EXERCISE OF OPTIONS AND STOCK PURCHASE RIGHTS UNDER THE 1997 PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF THE OPTIONEE'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE OPTIONEE MAY RESIDE.

                         COMPENSATION COMMITTEE REPORT

  Pursuant to rules adopted by the SEC designed to enhance disclosure of public companies' policies toward executive compensation, set forth below is a report submitted by the Company's Compensation Committee (the "Committee") addressing the Company's compensation policies with respect to executive officers.

  The Committee reviews and recommends to the Board action with respect to compensation of and benefits granted to officers and other key employees of the Company and administers the Company's several stock option plans and stock purchase plan. During fiscal year 1999, the Committee comprised two non-employee directors.

General Compensation Policies

  The Company structures executive compensation in a manner designed to provide competitive levels of compensation and to assist the Company in attracting and retaining qualified executives. The compensation paid to the Company's executive officers consists primarily of base salary, cash bonuses under a management incentive bonus plan, and grants of equity incentives pursuant to the Company's stock option plans.

  Base-Salary Compensation

  The Committee annually reviews base salaries of executive officers, including the executive officers named in the Summary Compensation Table. Industry compensation surveys are used to establish base salaries that are within the range of those of persons holding comparably responsible positions at other similar-sized companies, both regionally and nationally. While salary surveys that directly correspond to the companies included in the "peer group" used to construct the Performance Graph included in this Proxy Statement are not available, there is substantial overlap between the companies included in the salary surveys used by the Company and the companies included in such "peer group," and the Committee believes that it is appropriate to consider such surveys in establishing the range of competitive salaries for its executive officers. The Company's current compensation structure falls generally within the range of compensation structures adopted by the other companies in the salary surveys reviewed. In addition, other factors are considered in setting salaries, such as cost-of-living increases, management performance, as well as the individual's past performance and potential with the Company. The consideration of additional factors and the weight given to any particular factor are within the discretion of the Committee. After considering the factors described above in connection with salary adjustments, and giving particular emphasis to competitive factors and individual performance, the Committee recommended that the base salary of the named executive officers, including Mr. Levy, who was Chief Executive Officer throughout fiscal 1999, be increased in fiscal year 1999 as summarized in the Summary Compensation Table elsewhere in this Proxy Statement.

  Bonus Compensation

  The Company's management incentive bonus plan ties payment of benefits to executive officers, including the executive officers named in the Summary Compensation Table, to corporate profit goals established by the Board of Directors and a minimum level of profitability must be achieved before any amounts are paid pursuant to the plan. Payments under the plan are based upon the following factors: (a) annual base salary; (b) an employee's targeted percentage (a percentage of base salary that generally increases for higher positions within the Company, which places a greater percentage of compensation at risk for those with greater responsibility); and (c) a corporate performance factor based on a comparison of corporate results to profitability objectives established by the Board of Directors, based on the Company's operating plan established each year for the succeeding year.

  Equity-Based Compensation

  The option incentive component of the total compensation package is intended to retain and motivate executives to improve long-term stock performance and to increase value for all stockholders. The Committee generally grants options under the Company's plans with an exercise price equal to the market price at the date of grant and, as a result, the options will have value only if the Company's stock price increases from the time of the award. Grants are made to executive officers based on salary, responsibility, and performance of the individual officer. Consistent with the Committee's philosophy that the award of stock options should be used to incentivize key executive officers and to further align their interests with those of the stockholders, during fiscal year 1999 the Committee examined the stock and option holdings of the Company's executive officers and determined that the awards set forth in the Option Grants in Last Fiscal Year Table were appropriate. See also, "Special Measures Taken Since The Beginning Of Fiscal 1998--1997 Stock Option Repricing," and "--1998 Executive Officer Stock Option Repricing," below.

Special Measures Taken Since The Beginning of Fiscal 1998

  In the past three years, the Company has experienced extraordinary growth, both through the expansion of its core business and through acquisitions, including the acquisitions of SQA, Inc. in February 1997 and Pure Atria Corporation in July 1997. In addition, the Company faces intense competitive challenges from a number of companies, including some with substantially greater resources than the Company. As a result of these factors the Company's management team and key personnel have been required to assume increased responsibilities.

  The Committee strongly believes that the current management team has been highly successful in building the Company and integrating acquisitions, improving financial results, and creating excellent prospects for long-term growth in stockholder value. As such, the Committee further believes that it is in the best interest of the Company's stockholders that the Company retain and continue to motivate senior management and key personnel. Upon review of the Company's compensation policies and arrangements, particularly in light of the decline in the Company's stock price in 1997 and 1998, the Committee determined that certain aspects of the Company's compensation structure were no longer competitive with industry standards. With those considerations in mind, and cognizant of the intensely competitive market for management and other personnel in which the Company does business and the opportunities available to management and key personnel with an ever growing number of other companies, most recently driven by the rapid increase in Internet and Web-related technology companies, the Committee and the Board took a number of special measures since the beginning of fiscal 1998 to increase its ability to retain key personnel. Set forth below is a brief summary of each of these measures.

  Employment Agreements with Key Executives

  The Committee believes that one of the most critical elements in planning for the long-term success of the Company is to ensure that it retains its senior management team. To determine appropriate measures to retain senior management, the Company reviewed measures that had been adopted by a large number of other public companies in the information technology industry. Based upon this research and the Committee's deliberations on this issue, in fiscal 1998 the Committee determined that it would be in the Company's best interest to enter into employment agreements with certain members of the senior management team, namely Paul Levy, Michael Devlin, David Bernstein, Robert Dickerson, John Lovitt, Kevin Haar, Timothy Brennan and Joseph Marasco, such that the Company would be able to keep its senior management team focused on building stockholder value. In addition, in fiscal 1999, the Committee determined that is was in the best interest of the Company to enter into an employment agreement with Eric Schurr. The employment agreements provide for salary, bonus and employee benefits, and for certain additional payments and benefits in the event of involuntary termination that is not for cause. In addition, each employee agrees to be bound by certain non-competition and non-solicitation restrictions. For details on the terms of the employment agreements, see "Certain Transactions."

  1997 Stock Option Repricing

  In November 1997, in response to the substantial decline in the Company's stock price over the previous twelve months, the Company entered into agreements to reprice "under water" options at an exercise price of

$10 per share, the closing price of the Company's stock on November 14, 1997. In exchange for the repricing, each employee agreed not to dispose of, and to grant the Company repurchase rights with respect to, all shares acquired pursuant to repriced options for a period of one year after the repricing, and 50% of the shares so acquired for a period of two years after the repricing.

  The repricing was open to all employees except certain members of the senior management team (including Messrs. Levy, Devlin, Bernstein, Dickerson and Lovitt). In considering the repricing, the Board evaluated the weakened incentive effects of having a substantial number of options priced above the prevailing market price, the intensely competitive labor market and the risk of losing key personnel to other companies in the industry. The Board determined that the importance of retaining key personnel in the face of the current challenges facing the Company outweighed the potentially dilutive effect of the repricing on the Company's stockholders. The senior management team was excluded from the repricing in November 1997 because the Board felt that senior management should be required to produce operating results that would have a positive effect on the stock price prior to participating in any repricing.

 1998 Executive Officer Stock Option Repricing

  In April 1998, the Committee, after consulting with all of the outside directors, approved repricing agreements with each of Messrs. Levy, Devlin, Bernstein, Dickerson and Lovitt on substantially the same terms, including the disposition limitations and repurchase provisions, offered to the rest of the employees in November 1997 to reprice their under water options at $13.375 per share, the closing price of the Company's stock on April 2, 1998. In considering the repricing for senior management, the Committee noted the continuing challenges facing the Company, the fact that the stock price had risen by more than 30% since the November 1997 repricing, and the critical contributions to the long term success of the Company that will be required of each member of the senior management team. Taking into account these factors, the Committee determined that the executive officer repricing was in the best interest of the Company in order to incentivize the senior management team to remain with the Company, and that these benefits outweighed the potentially dilutive effect of the repricing on the Company's stockholders.

  The following table sets forth information with respect to each of the Company's executive officers concerning all repricings of options held by any executive officer during the last ten completed fiscal years. This table does not include options repriced in the 1998 executive officer stock option repricing, which occurred after the end of the fiscal year.

                 [remainder of page intentionally left blank]

                        Ten-Year Option Repricing Table

                                        Number of   Market
                                        Securities Price of  Exercise           Length of Original
                                        Underlying Stock at  Price at    New       Option Term
                                         Repriced   Time of   Time of  Exercise Remaining at Date
             Name                Date    Options   Repricing Repricing  Price      of Repricing
             ----              -------- ---------- --------- --------- -------- ------------------
Paul D. Levy..................   4/3/98  200,000    $13.375   $28.19   $13.375  8 years, 5 months
  Chairman of the Board          4/3/98  300,000    $13.375   $18.25   $13.375  8 years, 11 months
                                 4/3/98  200,000    $13.375   $39.56   $13.375  8 years, 9 months

Michael T. Devlin.............   4/3/98  200,000    $13.375   $28.19   $13.375  8 years, 5 months
  Chief Executive Officer        4/3/98  300,000    $13.375   $18.25   $13.375  8 years, 11 months
                                 4/3/98  200,000    $13.375   $39.56   $13.375  8 years, 9 months

Robert Dickerson..............   4/3/98   74,790    $13.375   $26.25   $13.375  8 years, 8 months
  Senior Vice President and      4/3/98   15,210    $13.375   $26.25   $13.375  8 years, 8 months
  General Manager, Products

David H. Bernstein............   4/3/98    4,600    $13.375   $28.19   $13.375  8 years, 5 months
  Senior Vice President and      4/3/98   85,400    $13.375   $28.19   $13.375  8 years, 5 months
  General Manager, Products      4/3/98  100,000    $13.375   $16.00   $13.375  9 years, 6 months

John R. Lovitt................   4/3/98   90,000    $13.375   $28.19   $13.375  8 years, 5 months
  Senior Vice President          4/3/98  100,000    $13.375   $16.00   $13.375  9 years, 6 months
  Worldwide Field Operations

Timothy A. Brennan............ 11/17/97    8,935    $10.00    $38.25   $10.00   9 years
  Senior Vice President,       11/17/97    1,065    $10.00    $38.25   $10.00   9 years
  Chief Financial Officer and
  Secretary

Joseph N. Marasco............. 11/17/97   14,606    $10.00    $20.625  $10.00   9 years, 4 months
  Senior Vice President and    11/17/97    5,394    $10.00    $20.625  $10.00   9 years, 4 months
  General Manager

Kevin J. Haar................. 11/17/97   20,000    $10.00    $22.41   $10.00   8 years, 8 months
  Vice President, the Americas 11/17/97   13,613    $10.00    $18.25   $10.00   9 years, 4 months
  Field Operations             11/17/97    6,387    $10.00    $18.25   $10.00   9 years, 4 months
                               11/17/97  150,000    $10.00    $10.38   $10.00   9 years, 11 months

Thomas F. Bogan............... 11/17/97    8,063    $10.00    $23.407  $10.00   3 years, 249 days
  Senior Vice President,       11/17/97   64,500    $10.00    $23.407  $10.00   3 years, 249 days
  Chief Operating Officer      11/17/97   57,000    $10.00    $18.25   $10.00   9 years, 121 days
                               11/17/97    8,628    $10.00    $23.407  $10.00   8 years, 249 days

James P. Cluchey.............. 11/17/97   12,760    $10.00    $18.25   $10.00   9 years, 121 days
  Vice President,              11/17/97   12,240    $10.00    $18.25   $10.00   9 years, 121 days
  International Field
  Operations

Eric L. Schurr................ 11/17/97    9,030    $10.00    $34.302  $10.00   3 years, 170 days
  Vice President and General   11/17/97    1,042    $10.00    $34.302  $10.00   3 years, 170 days
  Manager, Corporate Marketing 11/17/97    6,059    $10.00    $18.25   $10.00   9 years, 121 days
  and Suite Products           11/17/97   63,941    $10.00    $18.25   $10.00   9 years, 121 days

Certain Tax Considerations

  The Committee has considered the potential future effects of Section 162(m) of the Code, as amended. Section 162(m) limits the deductibility by public companies of certain executive compensation in excess of $1 million per executive per year, but excludes from the calculation of such $1 million limit certain elements of compensation, including performance-based compensation, provided that certain requirements are met. With the exception of Mr. Bernstein, none of the Company's executive officers approached the $1 million limit in prior fiscal years nor is any expected to approach such limit in fiscal year 2000. However, the provisions of Section 162(m) merit current consideration because, under certain circumstances, the difference between the fair market value and the exercise price of options granted in the present time period, measured at the time of exercise, could be included in the calculation under Section 162(m) of the executive officers' compensation in the time period in which the exercise occurs. This result can be avoided if the plans under which such options are granted comply with certain requirements at the time of grant, including administration by a committee consisting solely of two or more outside directors and stockholder approval of the terms of the plan, including approval of an annual limit stated in the plan on the number of shares with respect to which options may be granted to any employee. The Company's 1997 Plan, which is the only stock option plan under which the Company's executive officers are currently eligible to receive options, has been designed and administered to meet such requirements. The Company has not attempted to structure other elements of executive compensation to qualify as performance-based compensation for purposes of
Section 162(m).

Summary

  The Compensation Committee believes that the Company's general compensation policies and the special measures taken since the beginning of fiscal 1998 have been successful in attracting and retaining qualified employees and in linking compensation directly to corporate performance relative to the Company's goals. The Company's compensation policies will evolve over time as the Company moves to attain the near-term goals it has set for itself while maintaining its focus on building long-term stockholder value.

                                          Leslie G. Denend
                                          Allison R. Schleicher

                               PERFORMANCE GRAPH

  The following graph compares the five-year cumulative total returns for the Company, the NASDAQ Market Index and an index constructed from a peer group consisting of 563 companies that are classified in the same Standard Industrial Classification (SIC) code as the Company.

                     Compare 5-Year Cumulative Total Return
                      Among Rational Software Corporation,
                     Nasdaq Market Index And Sic Code Index

                        [PERFORMANCE GRAPH APPEARS HERE]

Assumes $100 Invested on April 1, 1994
Fiscal Year Ending March 31, 1999

                                               1995   1996   1997   1998   1999
                                              ------ ------ ------ ------ ------
Rational Software Corporation................ 118.00 421.33 440.00 277.33 572.00
SIC Code Index............................... 145.22 205.77 247.34 439.63 636.03
Nasdaq Market Index.......................... 106.09 142.70 159.64 241.26 315.28

                             CERTAIN TRANSACTIONS

  Daniel H. Case III, a director and stockholder of the Company, is the President and Chief Executive Officer of Hambrecht & Quist Group ("H&Q"). H&Q has in the past, and may in the future, provide investment banking services or financial advisory services to the Company for which the Company has paid or will pay customary fees and expenses of H&Q. H&Q may also continue to provide research coverage of the Company or make a market in its publicly traded securities. There is no agreement between the Company and H&Q relating to such activities.

  In February 1998, the Company entered into employment agreements with each of Paul Levy, Michael Devlin, David Bernstein, Robert Dickerson, John Lovitt, Kevin Haar, Timothy Brennan and Joseph Marasco. In December 1998, the Company entered into an additional employment agreement with Eric Schurr. Each of the employment agreements provides for annual salary, eligibility for annual bonuses, and participation in the Company's employee benefit plans. In addition, the agreements with Messrs. Levy and Devlin provide that in the event of involuntary termination without cause in certain circumstances, including, among other things, termination after a change of control of the Company, Mr. Levy or Mr. Devlin will be entitled to (i) severance payments equal to two times annual salary plus two times the highest bonus for which such person is eligible, (ii) immediate vesting of all unvested options (including release of any shares from disposition restrictions and the Company's repurchase rights as described in "Compensation Committee Report-- Special Measures Taken Since The Beginning Of Fiscal 1998--Executive Officer Option Repricing") and extension of the exercise period for certain options, and (iii) continuation of employee benefits for two years after termination. In addition, Messrs. Levy and Devlin agreed not to compete with the Company or solicit any of the Company's employees to leave the Company within two years after terminating their employment with the Company. In the cases of Messrs. Bernstein, Lovitt, Dickerson, Haar, Brennan, Marasco and Schurr the agreements are identical to the agreements with Messrs. Levy and Devlin, except that the severance payments equal one times salary and bonus, the employee benefits are continued for one year after termination, and the non-competition and non-solicitation periods are for one year after the termination of employment.

  In September 1997, the Company asked Mr. Bernstein, the Company's Senior Vice President, Products, to relocate to the Boston, Massachusetts area to oversee the integration of the recently acquired Massachusetts operations of SQA, Inc., and Pure Atria Corporation. In connection with Mr. Bernstein's relocation, the Company and Mr. Bernstein entered into a relocation agreement, pursuant to which Mr. Bernstein was paid a relocation bonus of $1,000,000 a gross-up payment of $800,000 sufficient to pay Mr. Bernstein's federal and state income taxes and of a payment of $138,057 to cover expenses incurred in connection with the relocation. In the event that Mr. Bernstein leaves the Company voluntarily or is terminated for cause within four years after the date of the agreement, he will be required to repay certain amounts of the relocation payment and the gross-up, depending on how long after the date of the agreement his employment is so terminated.

                           EXPENSES OF SOLICITATION

  The cost of solicitation of proxies for the Annual Meeting will be paid by the Company. In addition to solicitation of proxies by mail, the officers, directors, and regular employees of the Company may solicit proxies in person or by telegraph or telephone. Brokerage houses, nominees, fiduciaries, and other custodians will be requested by the Company to forward proxy soliciting material to beneficial owners of shares held of record by them and the Company will reimburse them for reasonable out-of-pocket expenses incurred in doing so. The Company has retained ChaseMellon Shareholder Services, a professional solicitation firm, to assist in the solicitation of proxies at a cost not to exceed $12,500, plus reasonable expenses.

                             STOCKHOLDER PROPOSALS

  Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in the Company's Proxy Statement and for consideration at the next Annual Meeting of stockholders by submitting their proposals to the Company in a timely manner. In order to be included in the Company's proxy material for the 2000 Annual Meeting of stockholders, stockholder proposals must be received by the Company no later than March 25, 2000, and have complied with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended. In addition, the Company's proxy for the 2000 Annual Meeting of Stockholders may grant the holder thereof discretionary authority to vote on any proposals brought before such meeting after June 8, 2000.

                    VOTING VIA THE INTERNET OR BY TELEPHONE

  For shares of Common Stock that are registered in the name of the stockholder, the stockholder may only vote by returning a signed proxy card or voting in person at the meeting.

  For shares of Common Stock that the stockholder beneficially owns and holds in "street name" through a broker, or bank, the stockholder may vote by completing and returning the voting form provided by their broker or bank or via the internet or by telephone through their broker, or bank, if such a service is provided. To vote via the Internet or telephone, the stockholder should follow the instructions on the voting form provided by their broker or bank. Votes submitted electronically via the Internet or by telephone must be received by 12:00 a.m. (PST) on August 26, 1999.

  The Internet voting procedures are designed to authenticate stockholder identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

                                          By Order of the Board of Directors,

                                          Timothy A. Brennan
                                          Secretary

                         RATIONAL SOFTWARE CORPORATION
                                1997 STOCK PLAN

   1. Purposes of the Plan. The purposes of this Stock Plan are:

      (a) to attract and retain the best available personnel for positions of substantial responsibility,

      (b) to provide additional incentive to Employees, Directors and Consultants, and

      (c) to promote the success of the Company's business.

   Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights may also be granted under the Plan.

   2. Definitions. As used herein, the following definitions shall apply:

   (a) "Administrator" means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

   (b) "Applicable Laws" means the requirements relating to the administration of stock option plans under U. S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options or Stock Purchase Rights are, or will be, granted under the Plan.

   (c) "Board" means the Board of Directors of the Company.

   (d) "Code" means the Internal Revenue Code of 1986, as amended.

   (e) "Committee" means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

   (f) "Common Stock" means the common stock of the Company.

   (g) "Company" means Rational Software Corporation, a Delaware corporation.

   (h) "Consultant" means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

   (i) "Director" means a member of the Board.

   (j) "Disability" means total and permanent disability as defined in Section 22(e)(3) of the Code.

   (k) "Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

   (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

   (m) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

     (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the NASDAQ National Market or The NASDAQ Small Cap Market of The NASDAQ Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

     (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

     (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

   (n) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

   (o) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

   (p) "Notice of Grant" means a written or electronic notice evidencing certain terms and conditions of an individual Option or Stock Purchase Right grant. The Notice of Grant is part of the Option Agreement.

   (q) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

   (r) "Option" means a stock option granted pursuant to the Plan.

   (s) "Option Agreement" means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

   (t) "Option Exchange Program" means a program whereby outstanding Options are surrendered in exchange for Options with a lower exercise price.

   (u) "Optioned Stock" means the Common Stock subject to an Option or Stock Purchase Right.

   (v) "Optionee" means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.

   (w) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

   (x) "Plan" means this 1997 Stock Option Plan.

   (y) "Restricted Stock" means shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under Section 11 of the Plan.

   (z) "Restricted Stock Purchase Agreement" means a written agreement between the Company and the Optionee evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right. The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

   (aa) "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

   (bb) "Section 16(b)" means Section 16(b) of the Exchange Act.

   (cc) "Service Provider" means an Employee, Director or Consultant.

   (dd) "Share" means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

   (ee) "Stock Purchase Right" means the right to purchase Common Stock pursuant to Section 11 of the Plan, as evidenced by a Notice of Grant.

   (ff) "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

   3. Stock Subject to the Plan. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 28,290,000 Shares, plus any unused Shares and any forfeited Shares. For purposes of this Section 3,

     (i) "unused Shares" means Shares reserved for issuance but not covered by grants under the1994 Stock Option Plan (the "1994 Plan") (which 1994 Plan shall be terminated as of the effective date of the Plan), and

     (ii) "forfeited Shares" means any Shares covered by grants under the 1994 Plan that are not issued to participants or that are returned to the Company upon forfeiture of such Shares.

   If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Option or Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

   4. Administration of the Plan.

   (a) Procedure.

     (i) Multiple Administrative Bodies. The Plan may be administered by different Committees with respect to different groups of Service Providers.

     (ii) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

     (iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b- 3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

   (iv) Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

   (b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

     (i) to determine the Fair Market Value;

     (ii) to select the Service Providers to whom Options and Stock Purchase Rights may be granted hereunder;

     (iii) to determine the number of shares of Common Stock to be covered by each Option and Stock Purchase Right granted hereunder;

     (iv) to approve forms of agreement for use under the Plan;

     (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option or Stock Purchase Right granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right of the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

     (vi) to reduce the exercise price of any Option or Stock Purchase Right to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option or Stock Purchase Right shall have declined since the date the Option or Stock Purchase Right was granted;

     (vii) to institute an Option Exchange Program;

     (viii) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

     (ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

     (x) to modify or amend each Option or Stock Purchase Right (subject to Section 15(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

     (xi) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or Stock Purchase Right that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the administrator may deem necessary or advisable;

     (xii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option or Stock Purchase Right previously granted by the Administrator;

     (xiii) to make all other determinations deemed necessary or advisable for administering the Plan.

   (c) Effect of Administrator's Decision. The Administrator's decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options or Stock Purchase Rights.

   5. Eligibility. Nonstatutory Stock Options and Stock Purchase Rights may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

   6.  Limitations.

   (a) Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair

Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this
Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

   (b) Neither the Plan nor any Option or Stock Purchase Right shall confer upon an Optionee any right with respect to continuing the Optionee's relationship as a Service Provider with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such relationship at any time, with or without cause.

   (c) The following limitations shall apply to grants of Options:

     (i) No Service Provider shall be granted, in any fiscal year of the Company, Options to purchase more than 500,000 Shares (as appropriately adjusted pursuant to Section 13(a) ("Changes in Capitalization") hereof.

     (ii) In connection with his or her initial service, a Service Provider may be granted Options to purchase up to an additional 500,000 Shares which shall not count against the limit set forth in subsection (i) above (as appropriately adjusted pursuant to Section 13(a) ("Changes in Capitalization") hereof.

     (iii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in
  Section 13.

     (iv) If an Option is canceled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 13), the canceled Option will be counted against the limits set forth in subsections (i) and (ii) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

   7. Term of Plan. Subject to Section 19 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 15 of the Plan.

   8. Term of Option. The term of each Option shall be stated in the Option Agreement. In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

   9. Option Exercise Price and Consideration.

   (a) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

     (i) In the case of an Incentive Stock Option, (A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant, or (B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

     (ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

     (iii) Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.

   (b) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised.

   (c) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

     (i) cash;

     (ii) check;

     (iii) promissory note;

     (iv) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

     (v) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

     (vi) a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee's participation in any Company-sponsored deferred compensation program or arrangement;

     (vii) any combination of the foregoing methods of payment; or

     (viii) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

   10. Exercise of Option.

   (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

   An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised.

   Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The

Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13 of the Plan.

   Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

   (b) Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, other than upon the Optionee's death or Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

   (c) Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee's Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

   (d) Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee's termination. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee's estate or, if none, by the person(s) entitled to exercise the Option under the Optionee's will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

   (e) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

   11. Stock Purchase Rights.

   (a) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, and the time within which the offeree must accept such offer. The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator.

   (b) Repurchase Option. Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

   (c) Other Provisions. The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

   (d) Rights as a Shareholder. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a shareholder, and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 13 of the Plan.

   12. Non-Transferability of Options and Stock Purchase Rights. Unless determined otherwise by the Administrator, an Option or Stock Purchase Right may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option or Stock Purchase Right transferable, such Option or Stock Purchase Right shall contain such additional terms and conditions as the Administrator deems appropriate.

   13. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

   (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option and Stock Purchase Right, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, as well as the price per share of Common Stock covered by each such outstanding Option or Stock Purchase Right and the limitations on issuance as set forth in Sections 6(c)(i) and 6(c)(ii) hereof, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Stock Purchase Right.

   (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option or Stock Purchase Right shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option or Stock Purchase Right will terminate immediately prior to the consummation of such proposed action.

   (c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option and Stock Purchase Right shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option or Stock Purchase Right, the Optionee shall fully vest in and have the right to exercise the Option or Stock Purchase Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option or Stock Purchase Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option or Stock Purchase Right shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Stock Purchase Right shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option or Stock Purchase Right shall be considered assumed if, following the merger or sale of assets, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option or Stock Purchase Right immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share of Optioned Stock subject to the Option or Stock Purchase Right, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

   14. Date of Grant. The date of grant of an Option or Stock Purchase Right shall be, for all purposes, the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

   15. Amendment and Termination of the Plan.

   (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

   (b) Shareholder Approval. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

   (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

   16. Conditions Upon Issuance of Shares.

   (a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option or Stock Purchase Right unless the exercise of such Option or Stock Purchase Right and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

   (b) Investment Representations. As a condition to the exercise of an Option or Stock Purchase Right, the Company may require the person exercising such Option or Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

   17. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

   18. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

   19. Shareholder Approval. The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

                         RATIONAL SOFTWARE CORPORATION
                        ANNUAL MEETING OF STOCKHOLDERS
                                AUGUST 26, 1999

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned stockholder of Rational Software Corporation hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated July 23, 1999, and hereby appoints Michael T. Devlin and Timothy A. Brennan, and each of them, with full power of substitution, as Proxy or Proxies, to vote all shares of the Common Stock of the undersigned at the Annual Meeting of Stockholders of Rational Software Corporation to be held on August 26, 1999, and at any adjournments thereof, upon the proposals set forth on this form of proxy and described in the Proxy Statement, and in their discretion with respect to such other matters as may be properly brought before the meeting or any adjournments thereof.

      1.  To elect two Class I members of the Board of Directors:

          [_] FOR all nominees listed below    [_] WITHHOLD authority to vote
          (except as indicated)                    for all nominees listed below

          If you wish to withhold authority to vote for an individual nominee, strike a line through that nominee's name in the list below:

                Michael T. Devlin,        Leslie G. Denend

      2. To approve an amendment to the 1997 Stock Option Plan reserving an additional 6,000,000 shares of the Company's authorized but unissued Common Stock for issuance thereunder:

                  [_] FOR      [_] AGAINST   [_] ABSTAIN

      3. To approve an amendment to the 1997 Stock Option Plan providing that up to 12,000,000 shares of Common Stock repurchased by the Company in the open market pursuant to the Company's stock repurchase program be reserved for issuance under the 1997 Stock Option Plan:

                  [_] FOR      [_] AGAINST   [_] ABSTAIN

      4. To ratify the appointment of Ernst & Young LLP as the Company's independent auditors to examine the financial statements of the Company for the fiscal year ending March 31, 2000:

                  [_] FOR      [_] AGAINST    [_] ABSTAIN

     Either of such Proxies or substitutes shall have and may exercise all of the powers of said proxies hereunder.
Dated:_______________________________________________________________________

____________________________

____________________________
(Signature)

____________________________
(Signature)

                              (This proxy should be marked, dated, signed by the stockholder or stockholders exactly as the stockholder's or stockholders' names appear hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary or representative capacity should so indicate. If shares are held by joint tenants, as community property or otherwise by more than one person, all should sign.)

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR EACH OF THE PROPOSALS LISTED ABOVE, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.